                                       1
                                                                    EXHIBIT 99.1

                                [CENTENNIAL LOGO]


                                        For further information, please contact:

                                                           Thomas J. Fitzpatrick
                                                         Chief Financial Officer
                                                 Centennial Communications Corp.
                                                                  Wall, NJ 07719
                                                                    732-556-2220

                   CENTENNIAL COMMUNICATIONS ANNOUNCES PRICING
                 ON $500 MILLION SENIOR UNSECURED NOTES OFFERING



     Wall, NJ - June 17, 2003 Centennial Communications Corp. (NASDAQ: CYCL) announced today that it has priced $500 million of 10 1/8% senior unsecured notes due 2013 to be issued in a private placement transaction. The senior notes will be co-issued by Centennial Communications Corp. and Centennial Cellular Operating Co. LLC and guaranteed by Centennial Puerto Rico Operations Corp. The company is seeking an amendment to its senior credit facility which provides the company with additional flexibility under the financial and other covenants in the facility. Closing of the senior notes offering, among other customary conditions, is conditioned on the amendment to the senior credit facility becoming effective. There can be no assurance that either the senior notes offering or the bank amendment will be consummated.

     If consummated, $300 million of the net proceeds of the offering will be used to permanently repay a portion of the term loans under the company's senior credit facility and the balance will be used to repay amounts outstanding under the revolving portion of the senior credit facility and to pay fees and expenses related to the transactions.

     The notes anticipated to be offered and sold will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.

     Centennial is one of the largest independent wireless telecommunications service providers in the United States and the Caribbean with approximately 17.1 million Net Pops and approximately 929,700 wireless subscribers. Centennial's U.S. operations have approximately 6.0 million Net Pops in small cities and rural areas. Centennial's Caribbean integrated communications operation owns and operates wireless licenses for approximately 11.1 million Net Pops in Puerto Rico, the Dominican Republic and the U.S. Virgin Islands, and provides voice, data, video and Internet services on broadband networks in the region. Welsh, Carson Anderson & Stowe and an affiliate of the Blackstone Group are controlling shareholders of Centennial. For more information regarding Centennial, please visit our websites at www.centennialcom.com and www.centennialpr.com.

     Cautionary statement for purposes of the "Safe Harbor" provision of the Private Securities Litigation Reform Act of 1995: Information in this release that involves Centennial's expectations, beliefs, hopes, plans, projections, estimates, intentions or strategies regarding the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: our substantial debt obligations; the availability and cost of additional capital to fund our operations, including the need to refinance and/or amend existing indebtedness; restrictive covenants and consequences of default contained in our financing arrangements, which limit how we conduct business; the competitive nature of the telecommunications industry in the areas in which we operate; market prices for wireless services may continue to decline in the future; general economic, business, political and social conditions in the areas in which we operate, including the less developed Caribbean region; fluctuations in currency values; continued overbuilding by other wireless service providers in our U.S. wireless markets and the effects of increased competition in our markets, which may cause a reduction in roaming revenues; increased subscriber cancellations; a continued reduction of prices charged and lower average revenue per subscriber; our dependence on roaming agreements for a material portion of our U.S. wireless revenues and the continued price declines in roaming rates and potential reduction of roaming minutes of use; the ability to attract and retain qualified personnel; that our coverage areas are not as extensive as those of other wireless operators which may limit our ability to attract and retain customers; the effects of governmental regulation of the telecommunications industry; changes and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes; and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Centennial as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.